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                                                                  Exhibit 99.1
                                 [RENTWAY LOGO]

                                      news
                                NYSE SYMBOL:RWY
                              [RENTWAY LETTERHEAD]

RENT-WAY CONTACT:                                      INVESTOR/MEDIA CONTACT:
Bill Morgenstern, Chairman & CEO                       Robert Ferris, GCI Group
814/455-5378                                           212/537-8025
                                                       rferris@gcigroup.com

                      RENT-WAY, INC. COMPLETES REFINANCING

ERIE, PA., JUNE 2, 2003 -- RENT-WAY INC. (NYSE: RWY), one of the nation's leading rent-to-own retailers, today reported that its previously announced sale of $205 million of senior secured notes has closed. In connection with the note sale, the Company also closed a new $60 million revolving line of credit and sold $15 million in newly authorized 8% convertible preferred stock through a private placement.

Rent-Way used the net proceeds of the offering, together with borrowings under the new revolving credit facility and the net proceeds of the sale of the convertible preferred stock, to repay all amounts outstanding under its current bank credit facility. Following the refinancing, Rent-Way has approximately $20 million available under its new revolving credit facility. As a result of the completion of the refinancing, the Company expects Standard & Poor's Ratings Services to raise its corporate credit rating from 'CCC' to 'B+'.

 "We are pleased to have closed this refinancing and with the confidence that high quality institutions have demonstrated in Rent-Way's future," stated William E. Morgenstern, Chairman and CEO of Rent-Way. "Store traffic continues to be strong as a result of a highly successful sales and marketing campaign that began late last year and our brand has built momentum. Over the next 18 months, our focus will be on growing store revenues and profits. We also expect to begin opening new stores in profitable markets in fiscal 2004."

Mr. Morgenstern concluded, "The rent-to-own market has grown 6.2% annually since 1995. Rent-Way is now operationally and financially prepared to capitalize on our own significant position in this vibrant and expanding market. Our commitment is to a business strategy centered on creating a store environment where our customers, employees and stakeholders feel `Welcome, Wanted and Important'. This commitment supports our vision: to be the nation's rent to own company of choice."



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The Company is planning to hold a public conference call later in this quarter or early next quarter to further discuss this refinancing as well as to provide guidance on its business plans for the next 18 months.

ABOUT RENT-WAY

Rent-Way is one of the nation's largest operators of rental-purchase stores. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 753 stores in 33 states.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words "projects", "anticipates", "believes", "expects", "intends", "will", "may" and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company's expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company's actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward- looking statements in this news release include: (1) the company's ability to control its operating expenses and to realize operating efficiencies, (2) the company's ability to develop, implement and maintain adequate and reliable internal accounting systems and controls, (3) the company's ability to retain existing senior management and to attract additional management employees, (4) general economic and business conditions, including demand for the company's products and services, (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (6) competition in the rental-purchase industry, including competition with traditional retailers, (7) the company's ability to make principal and interest payments on its high level of outstanding debt, (8) the outcome of the class action lawsuit commenced against the company, (9) the outcome of the continuing investigations involving the company commenced by the SEC and the U.S. Department of Justice, and (10) the company's ability to open new stores and cause those new stores to operate profitably. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company's periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.



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